EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Dime Community Bancshares, Inc. and Subsidiaries of our report dated March 12, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Dime Community Bancshares, Inc. and Subsidiaries for the year ended December 31, 2019.

/s/ Crowe LLP
Crowe LLP

Livingston, New Jersey
June 29, 2020